EXHIBIT 1
Joint Filing Statement
     The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
     Dated: November 1, 2007

CENTAURUS ENERGY MASTER FUND, LP By: Centaurus Energy, LP, General Partner By: Centaurus Energy Partners, LP, General Partner By: Centaurus Advisors, LLC, General Partner
By:	*[see signature below]
Name: John D. Arnold
Title: Manager

By: Centaurus Energy QP, LP, General Partner By: Centaurus Energy Partners, LP, General Partner By: Centaurus Advisors, LLC, General Partner
By:	*[see signature below]
Name: John D. Arnold
Title: Manager

CENTAURUS ENERGY L.P. By: Centaurus Energy Partners, LP, General Partner By: Centaurus Advisors, LLC, General Partner
By:	*[see signature below]
Name: John D. Arnold
Title: Manager

CENTAURUS ENERGY QP, L.P. By: Centaurus Energy Partners, LP, General Partner By: Centaurus Advisors, LLC, General Partner
By:	*[see signature below]
Name: John D. Arnold
Title: Manager

CENTAURUS ENERGY PARTNERS, L.P. By: Centaurus Advisors, LLC, General Partner
By:	*[see signature below]
Name: John D. Arnold
Title: Manager

CENTAURUS ADVISORS, LLC
By:	*[see signature below]
Name: John D. Arnold
Title: Manager

JOHN D. ARNOLD, individually and in each of the respective capacities set forth above
/s/ John D. Arnold